                                                                    EXHIBIT 10.1

                                      NOTE

THIS IS A BALLOON MORTGAGE NOTE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL
 BALANCE DUE UPON MATURITY IS $3,000,000.00, TOGETHER WITH ACCRUED INTEREST, IF
  ANY, AND ALL ADVANCES MADE BY THE PAYEE UNDER THE TERMS OF THIS MORTGAGE NOTE
                                AND THE MORTGAGE.

$3,000,000.00                                                    August 29, 2001

FOR VALUE RECEIVED, COOKER RESTAURANT CORPORATION ("Cooker"), an Ohio corporation, whose federal identification number is 62-1292102_, CGR MANAGEMENT CORPORATION ("CGR"), a Florida corporation, whose federal taxpayer identification number is 65-0757864, and SOUTHERN COOKER LIMITED PARTNERSHIP ("SCLP"), an Ohio limited partnership, whose federal taxpayer identification number is 65-0770008, each having an office and an address for purposes of notices and legal process at 2609 West End Avenue, Nashville, Tennessee 37203, JOINTLY AND SEVERALLY (collectively, Cooker, CGR and SCLP may be referred to herein as "Maker"), promises to pay to MERCURY CAPITAL CORP. ("Payee"), having its principal office at 317 Madison Avenue, Suite 1100, New York, County of New York, New York 10017, or order, at Mercury Capital Corp., 317 Madison Avenue, Suite 1100, New York, New York 10017 or at such other place as may be designated in writing by the holder of this Note, the principal sum of Three Million and 00/100 ($3,000,000.00) Dollars, in lawful money of the United States of America, together with interest thereon to be computed from the date hereof at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note.

1. INTEREST. The term "Applicable Interest Rate", as used herein shall mean an interest rate equal to fifteen (15%) percent per annum. Interest for any month or fractional part thereof shall be calculated on the basis of a 360-day year and the daily amount so determined shall be multiplied by the actual number of days for which interest is being paid.

II. PAYMENT TERMS.

A. Borrower agrees to pay sums under this Note in installments as follows:

1. On the date hereof in the sum of Three Thousand Seven Hundred Fifty and 00/100 ($3,750.00) Dollars, representing interest only from the date of this Note through August 31, 2001;

2. Thereafter, except as may be adjusted in accordance with this Section 2.1(b), Maker shall pay to the Payee consecutive monthly installments of interest only in an amount equal to the Monthly Payment Amount, commencing on October 1, 2001 and on the first day of each month thereafter through and until the date on which the entire indebtedness evidenced hereby is fully paid. The "Monthly Payment Amount" shall equal interest only on the outstanding principal balance, calculated at an annual interest rate equal to the Applicable Interest Rate, computed on the basis of a 360 day year consisting of 12 months of 30 days each. Commencing on October 1, 2001, the Monthly Payment Amount shall equal Thirty Seven Thousand Five Hundred and 00/100 ($37,500.00) Dollars. Following a Partial Paydown (as such term is defined in Section 3.2 of this

Note), the Monthly Payment Amount shall be adjusted by Lender to give effect to such partial prepayment;

3. All accrued and unpaid interest and the unpaid principal balance hereof are due and payable on the earlier to occur of (i) September 1, 2003 (the "Maturity Date"), or (ii) the date on which the indebtedness becomes immediately due and payable pursuant to the terms hereof.

B. Notwithstanding the foregoing, Payee reserves the right to bill and collect from Maker any accrued but unbilled or unpaid interest calculated pursuant to
Section 1 above. The preceding sentence is not, however, intended to modify the requirement that Maker shall pay accrued interest in accordance with Section 2.1(b) above on a monthly basis.

C. All parties hereto, whether Maker,
principal, surety, guarantor or endorser, hereby waive demand, notice of demand, presentment for payment, notice of dishonor, protest and notice of protest.

III. MORTGAGE.

A. This Note is a secured by (a) a mortgage lien and/or deed of trust security interest in the principal sum of $3,000,000.00 evidenced by a mortgage of even date herewith (the "Mortgage") between Cooker and CGR, as mortgagor, and the Payee, as mortgagee, encumbering (i) premises located in the City of Orlando, County of Orange and State of Florida, known by the address Sand Lake and John Young Parkway, Orlando, Florida (the "Orlando Property"), as more particularly described in the Mortgage, (ii) premises located in the City of Sterling Heights, County of Macomb, State of Michigan, known by the address 14425 Lakeside Circle, Sterling Heights, Michigan (the "Sterling Heights Property"), as more particularly described in the Mortgage, and (iii) premises located in the City of Holland, County of Lucas, State of Ohio, known by the address 6658 Airport Highway, Holland, Ohio (the "Holland Property"), as more particularly described in the Mortgage (collectively, the Orlando Property, the Sterling Heights Property and the Holland Property may be referred to as the "Premises"), and (b) certain other instruments and agreements dated of even date herewith from Maker to Payee or between Maker and Payee (collectively the Mortgage and said other documents and agreements may be referred to as the "Loan Documents"). All of the terms, covenants, conditions and agreements contained in the Mortgage are hereby incorporated herein and made a part hereof. The defined term "Mortgage", as used herein, shall include any deed of trust or similar instrument given by the Maker to secure this Note.

B. Prior to March 1, 2002, Maker shall not, without the prior written consent of Payee, which may be granted or withheld at Payee's sole discretion, sell, transfer or convey the Sterling Heights Property or the Holland Property, or any part thereof, or permit the Sterling Heights Property or the Holland Property or any part thereof to be sold, transferred or conveyed, or pledge the Sterling Heights Property or the Holland Property or any part thereof.

1. Maker may sell, transfer or convey the Orlando Property, or any part thereof (a "Sale Event"), at any time during the term of the Loan, provided that there shall not then exist an Event of Default under this Note, the Mortgage or the Loan Documents, and further provided that in addition to any other payments due under this Note, Maker shall pay an amount (a "Partial Paydown") equal to the greater of (a) all Net Proceeds (as such term is hereinafter defined) from the sale of the Orlando Property, or (b) Seven Hundred Fifty Thousand and 00/100 ($750,000.00) Dollars. The Partial Paydown shall be paid by Maker to Payee on or before the date of the proposed Sale Event and shall be applied toward the unpaid principal balance due hereunder. Maker shall give Payee written notice of Maker's intention to partially prepay this Note, which notice shall be accompanied by a copy of any contract of sale, installment sales agreement, lease or other document entered into by Maker with the intent to sell, transfer or convey the Orlando Property. Further, Maker shall give Payee not less than five (5) business days' prior written notice of the date of the proposed Sale Event. As used herein, the term "Net Proceeds" shall mean the gross proceeds actually received by CGR in connection with the sale of the Orlando Property less all reasonable and customary costs paid by CGR in connection therewith, including brokers' commissions (but not in excess of one full commission), advertising costs, reasonable attorneys' fees and transfer or stamp taxes.

IV. APPLICATION OF PAYMENTS.

A. Each monthly installment hereunder, at the option of Payee, shall be applied as follows:

1. First, to any costs of collection hereunder;

2. Then, to any unpaid costs or balances of advances made by Payee in connection with the Mortgage and/or any Loan Documents and/or this Note and to any other amounts which may be overdue on account of any of the several terms, provisions, conditions or covenants contained in this Note, the Mortgage and the Loan Documents;

3. Then, to late charges and any other fees or charges due hereunder, if any;

4. Then, to interest then due and payable hereunder;

5. And the remainder to the principal balance hereof.

B. Monthly installments of interest shall be paid when due, regardless of the prior acceptance by the Payee of payments in excess of the regular monthly installment of interest.

C. The designation or allocation by the Maker of the disposition or allocation of any payments made will not be binding upon the Payee which may allocate any and all such payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amount, priorities and proportions as the Payee may determine in its sole discretion in accordance with the terms hereof.

V. DEFAULT AND ACCELERATION.

A. It is hereby expressly agreed that (A) the whole of the principal sum of this Note, (B) interest, default interest, late charges, fees and other sums, as provided in this Note, (C) all other monies agreed or provided to be paid by Maker in this Note, the Mortgage or the Loan Documents, (D) all sums advanced by Payee pursuant to the Mortgage and/or the Loan Documents, and (E) all sums advanced and costs and expenses incurred by Payee in connection with the Indebtedness (as hereinafter defined) or any part thereof, any renewal, extension, or change of or substitution for the Indebtedness or any part thereof, or the acquisition or perfection of the security granted pursuant to the Mortgage, whether made or incurred at the request of Maker or Payee (the sums referred to in (A) through (E) above shall collectively be referred to as the "Indebtedness") shall, WITHOUT NOTICE, become immediately due and payable at the option of the holder hereof upon the happening of any of the following events (each, an "Event of Default"):

1. Maker fails to pay any amount due to Payee under this Note, the Mortgage or the Loan Documents within five (5) days after the due date for such payment, or if no due date is provided for, within ten (10) days after written demand therefor is made;

2. Maker fails to keep, observe or perform any other promise, condition, covenant or agreement contained in this Note, the Mortgage, the Loan Documents or any other documents described herein or delivered in connection herewith or is otherwise in default under the terms, covenants and conditions of the Mortgage or the Loan Documents, and such failure or default is not remedied within twenty (20) days after notice to Maker thereof, provided, however, that if such failure or default is not capable of being cured or remedied within said twenty (20) day period, then if Maker fails to promptly commence to cure the same and thereafter diligently prosecute such cure to completion but in any event within forty-five (45) days after notice thereof;

3. There is a material misstatement when made in any certificate and/or certification delivered in connection with this Note or the Mortgage, or any representation, disclosure, warranty, statement, financial information, application and/or other instrument, record, documentation or paper made or furnished by or on behalf of the Maker in connection with this Note shall be materially misleading, untrue or incorrect when made;

4. Except for the Borrower's current Bankruptcy Case (as such term is defined in the Mortgage), a receiver, liquidator or trustee shall be appointed for either Maker or for any of its property, an assignment shall be made for the benefit of creditors, either Maker shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to the Federal Bankruptcy Code, or any similar federal or state statute, shall be filed by or against either Maker, unless such appointment, assignment, adjudication or petition was involuntary, in which event only if the same is not discharged, stayed or dismissed within sixty (60) days;

5. A final judgment for the payment of money shall be rendered against either Maker and such party shall not discharge the same or cause it to be discharged within thirty (30) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered within thirty (30) days, and thereafter to secure a stay of execution pending such appeal, which would materially adversely affect such Maker's ability to make payments under this Note;

6. Maker shall have concealed, removed and/or permitted to be concealed or removed any substantial part of its property and/or assets with the intent to hinder, delay or defraud Payee of any of its property and/or assets which may be fraudulent under any federal or state bankruptcy, fraudulent conveyance or similar law now or hereafter enacted, or if either Maker shall have made any transfer of any of its property and/or assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or if either Maker shall have suffered or permitted to be suffered, while insolvent, any creditor to obtain a lien upon any of its property and/or assets through legal proceedings or distraint which is not vacated within (30) days from the date of entry thereof;

7. Maker or any pledgor or guarantor defaults under any other note, instrument, agreement, contract, pledge, mortgage or encumbrance evidencing and/or securing the Indebtedness or any other indebtedness of Maker to Payee, and such event or occurrence is not remedied or cured within ten (10) days after notice thereof; or

8. If the interest of any manager or managing entity of Maker is assigned or transferred.

B. After the occurrence of an Event of Default, the Payee may accept any payments from the Maker without prejudice to the rights and remedies of the Payee provided herein or in the Mortgage or the Loan Documents.

VI. DEFAULT INTEREST/LATE CHARGES.

A. If the entire principal sum hereunder is not paid when due, whether on the Maturity Date or earlier by reason of acceleration of the payment hereof, then, from and after such due date, interest shall accrue on the unpaid principal sum at a rate (the "Default Rate") equal to the lesser of (a) two (2%) percent per month for each and every month, or any fraction thereof, computed from said due date until the date of actual repayment (including any post-judgment period), or
(b) the highest rate permitted by law, computed from said due date until the date of actual repayment. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Indebtedness is paid in full. Interest calculated at the Default Rate shall be added to the Indebtedness, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

B. If any payment (or part thereof) provided for herein (other than the payment of the balance of the principal indebtedness on the Maturity Date) shall be made after five (5) days from the date due, a late charge of six ($0.06) cents for each dollar so overdue shall become immediately due and payable to the holder of this Note as liquidated damages for failure to make prompt payment and the same shall be secured by the Mortgage. Such charge shall be payable in any event no later than the due date of the next subsequent installment or at the option of Payee, may be deducted from any deposits held by Payee or Escrow Agent as additional security for this Note. Nothing herein is intended to or shall extend the due dates set forth for payments under this Note. Such late fee may be charged repeatedly, however, said late fee shall not be compounded on prior late fees, but rather, only on the amount outstanding exclusive of prior late fees.

C. Should the Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon or in connection with an Event of Default, Maker agrees to pay, in addition to the principal, any late payment charge and interest due and payable hereunder, all costs of collecting or attempting to collect the Indebtedness, including attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Payee until such expenses are paid by Payee.

D. Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law or the rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate that Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate hereinabove set forth or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Indebtedness, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Maker agrees to an effective rate of interest that is the rate stated herein plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note.

VII. WAIVERS.

A. Maker and all parties who may become eligible for the payment of all or any part of the Indebtedness, whether principal, surety, guarantor, pledgor, or endorser, hereby waive demand, notice of demand, presentment for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note.

B. The liability of any Maker, guarantor, pledgor or endorser shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. No release of any security for the Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage, or any other guaranty or instrument made by agreement of Payee or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or entity who may become liable for the payment of all or any part of the Indebtedness under this Note.

C. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand on Maker as provided for in this Note. Any failure of the holder of this Note to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee or any holder may accept late payment, or partial payment, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

D. THE MAKER AND EACH ENDORSER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK. THE MAKER AND EACH ENDORSER CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE MAKER OR SUCH ENDORSER AT ITS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE PAYEE'S RECORDS AS THE ADDRESS OF THE MAKER OR SUCH ENDORSER.

E. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE MAKER AND EACH ENDORSER WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THE MORTGAGE, ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT SECURING THIS NOTE, OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER AND EACH ENDORSER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

F. THE MAKER AND EACH ENDORSER ALSO WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR NON-COMPULSORY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

VIII. PREPAYMENT.

A. Commencing on March 1, 2002, this Note may be prepaid, in whole or in part, without the payment of a premium, provided that (i) Maker gives the holder of this Note written notice of Maker's intention to prepay this Note or a portion thereof, and (ii) such prepayment is accompanied by payment of all interest accrued hereunder and unpaid through the date of prepayment and any other sums due and owing to the holder of this Note, whether under this Note, the Mortgage, or any other Loan Document. Prior to March 1, 2002, the Loan may not be prepaid, in whole or in part, except in connection with a Sale Event and then in an amount not to exceed the Partial Paydown.

IX. NOTICES. ALL NOTICES TO BE GIVEN PURSUANT TO THIS NOTE SHALL BE IN WRITING AND SUFFICIENT IF GIVEN BY PERSONAL SERVICE, BY NATIONALLY-RECOGNIZED OVERNIGHT DELIVERY SERVICE, OR BY BEING MAILED POSTAGE PREPAID, BY REGISTERED OR CERTIFIED MAIL, TO THE ADDRESS OF THE PARTIES FIRST HEREINABOVE SET FORTH OR TO SUCH OTHER ADDRESS AS EITHER PARTY MAY REQUEST IN WRITING FROM TIME TO TIME. ANY TIME PERIOD PROVIDED IN THE GIVING OF ANY NOTICE HEREUNDER SHALL COMMENCE UPON THE DATE OF PERSONAL SERVICE, THE DATE AFTER DELIVERY TO THE NATIONALLY-RECOGNIZED OVERNIGHT DELIVERY SERVICE, OR TWO (2) DAYS AFTER ANY NOTICES ARE DEPOSITED, POSTAGE PREPAID, IN THE UNITED STATES MAIL, CERTIFIED OR REGISTERED MAIL. NOTICES MAY BE GIVEN BY A PARTY'S ATTORNEYS OR AGENTS WITH THE SAME FORCE AND EFFECT AS THOUGH GIVEN BY SUCH PARTY.

X. MISCELLANEOUS.

A. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO ALL PROVISIONS OF THIS NOTE.

B. Maker represents that Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes the valid and binding obligations of Maker.

C. Wherever pursuant to this Note it is provided that Maker pay any costs and expenses, such costs and expenses shall include, without limitation, legal fees and disbursements of Payee, whether with respect to retained firms, the reimbursement of the expenses of in-house staff, counsel, or otherwise. Maker shall pay to Payee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Payee in enforcing this Note.

D. This Note cannot be changed, modified, amended, waived, extended, discharged or terminated orally or by estoppel or waiver, regardless of any claimed partial performance referable thereto, or by any alleged oral modification or by any act or failure to act on the part of Maker or Payee.

E. The agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising either Maker, and the term "Maker," as used herein, shall include any alternate or successor entity, but any predecessor entity shall not thereby be released from any liability. Nothing in the foregoing shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Maker which may be set forth in this Note, the Mortgage or the Loan Documents.

F. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof.

G. If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such voidness, invalidity or unenforceability will not affect the remaining paragraphs, clauses and provisions of this Note, which shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted.

H. If more than one person is named in this Note as "Maker", each obligation of Maker shall be the "joint and several" obligation of such party or entity.

I. The terms and provision of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representative, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law.

J. All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such work had been fully and properly written in the correct number and gender.

K. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned has executed the foregoing instrument as of the date first above written.

                                        COOKER RESTAURANT CORPORATION,
                                        an Ohio corporation

Attest:                                 By:
                                             -----------------------------------
                                             Name: Henry R. Hillenmeyer
                                             Title: Chairman & Chief Executive
                                                    Officer
---------------------------------
Print Name: Stacy E. Jensen


---------------------------------
Print Name: William L. Rosenberg

                                        CGR MANAGEMENT CORPORATION,
                                        a Florida corporation

                                        By:
                                             -----------------------------------
                                             Name: Henry H. Hillenmeyer
                                             Title: Chairman & Chief Executive
                                                    Officer
---------------------------------
Print Name: Stacy E. Jensen


---------------------------------
Print Name:  William L. Rosenberg

                                        SOUTHERN COOKER LIMITED PARTNERSHIP,
                                        an Ohio limited partnership

                                        By:  Cooker Restaurant Corporation,
                                             as general partner

                                        By:
                                             -----------------------------------
                                             Name: Henry R. Hillenmeyer
                                             Title: Chairman & Chief Executive
                                             Officer
---------------------------------
Print Name: Stacy E. Jensen


---------------------------------
Print Name: William L. Rosenberg

STATE OF TENNESSEE         )

                           :SS:

COUNTY OF DAVIDSON         )

On the 29th day of August in the year 2001 before me, the undersigned, personally appeared Henry R. Hillenmeyer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same as Chairman & Chief Executive Officer of Cooker Restaurant Corporation, that he executed the same freely and voluntarily and for purposes therein expressed, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

-----------------------------
Notary Public

STATE OF TENNESSEE         )

                           :SS:

COUNTY OF DAVIDSON         )

On the 29th day of August in the year 2001 before me, the undersigned, personally appeared Henry R. Hillenmeyer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same as Chairman & Chief Executive Officer of CGR Management Corporation, that he executed the same freely and voluntarily and for purposes therein expressed, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

-----------------------------
Notary Public

STATE OF TENNESSEE         )

                           : SS:

COUNTY OF DAVIDSON         )

On the 29th day of August in the year 2001 before me, the undersigned, personally appeared Henry R. Hillenmeyer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same as Chairman & Chief Executive Officer of Cooker Restaurant Corporation, the general partner of Southern Cooker Limited Partnership Corporation, that he executed the same freely and voluntarily and for purposes therein expressed, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

-----------------------------
Notary Public

      Reports on Form 8-K during the fiscal quarter ended September 30, 2001

            None